UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 15, 2018

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events.

Alignment of Non-CEO Executive Officer Compensation

On May 15, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of SL Green Realty Corp. (the “Company”) took the following actions, consistent with its previously stated intent to align the Company’s compensation programs for its other named executive officers with the redesigned compensation structure for its Chief Executive Officer:

•                  Elimination of Deferred Compensation Contributions. Confirmed that, beginning in 2019, no further deferred compensation contributions will be made to any of the Company’s named executive officers.

•                  Alignment of Future Employment Agreements. Confirmed that any new multi-year employment agreement entered into with Andrew Mathias, the Company’s President, to be effective following the expiration of the current term of his existing employment agreement on December 31, 2018 will be structured in a manner similar to the new employment agreement that the Company recently entered into with the Company’s Chief Executive Officer. The Company also intends to incorporate material elements of the redesigned compensation structure set forth in the Company’s new employment agreement with Mr. Holliday into any new or extended multi-year employment agreements with any of its other named executive officers, with appropriate variations to reflect differences in the executive’s position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

	By:	/s/ Andrew S. Levine
	Name:	Andrew S. Levine
	Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: May 15, 2018

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